Exhibit 10.9

Savara Inc. 2015 Omnibus Incentive Plan

Incentive Stock Option Grant Agreement – Exempt Employees

THIS INCENTIVE STOCK OPTION GRANT AGREEMENT (this “Agreement”), effective as of [●] (the “Grant Date”), is entered into by and between Savara Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”).

1.Grant of Option. The Company hereby grants to the Participant [NUMBER] stock options (the “Options”). Each Option entitles the Participant to purchase one (1) Common Stock of the Company, par value $0.001 per share (the “Shares”), at the exercise price of $[●] per Share (the “Exercise Price”) pursuant to the Savara Inc. 2015 Omnibus Incentive Plan (the “Plan”).

Participant should consult with Participant’s own tax advisor regarding the tax effects of this Option

2.Subject to the Plan.  This Agreement is subject to the provisions of the Plan, and, unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan.  In the event of a conflict between the provisions of the Plan and this Agreement, the Plan shall control.  All questions of interpretation concerning this Agreement and the Plan shall be determined by the Committee or its designee.  All such determinations shall be final or conclusive, and binding upon all persons having an interest in the Option as provided in the Plan.

3.Term of Option. Unless the Option terminates earlier pursuant to the provisions of this Agreement, the Option shall expire ten years from the Grant Date, except as provided in paragraph (6) of Section 6.

4.Vesting. The Options shall become vested with respect to 1/16th on each three-month anniversary of [Enter Vesting Commencement Date] until all of the Options have vested; provided, however, that the Participant is providing Services on each such vesting date.

5.Exercise of Option

(a)Manner of Exercise. To the extent vested, the Option may be exercised, in whole or in part, by delivering notice to the Company in accordance with paragraph (g) of Section 9 in such form as the Company may require from time to time (the “Exercise Notice”). Such Exercise Notice shall specify the number of Options being exercised, and shall be accompanied by full payment of the Exercise Price of such Shares in a manner permitted under the terms of Section 5.5 of the Plan, except that payment with previously acquired Shares may only be made with the consent of the Committee.

(b)Issuance of Shares.  Upon exercise of the Option and payment of the Exercise Price for the Shares as to which the Option is exercised, the Company shall issue to the Participant the applicable number of Shares in the form of fully paid and non-assessable Shares.

(c)Capitalization Adjustments. The number of Shares subject to the Option and the Exercise Price shall be equitably and appropriately adjusted, if applicable, as provided in Section 12.2 of the Plan.

(d)Withholding.  No Shares will be issued on exercise of the Option unless and until the Participant pays to the Company, or makes satisfactory arrangements with the Company for payment of, any federal, state or local taxes required by law to be withheld in respect of the exercise of the Option.  The Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the applicable taxes.  At the discretion of the Company, the applicable taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on exercise of the Option, up to the Participant’s minimum required withholding rate or such other rate that will not trigger a negative accounting impact.

(e)Notice of Disposition. Participant agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within the later of two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Participant.

6.Termination of Option

(a)Termination of Employment or Service Relationship Other Than Due to Retirement, Death, Disability or Cause. Unless the Option has earlier terminated, the Option shall terminate in its entirety, regardless of whether the Option is vested, ninety (90) days after the date the Participant ceases to provide Services for any reason other than, as applicable, the Participant's Retirement, death, Disability or termination for Cause. Except as provided in paragraphs (b), (c) or (d) of this Section, any portion of the Option that is not vested at the time the Participant ceases to provide Services shall immediately terminate.

(b)Retirement.  Upon the Retirement of the Participant, unless the Option has earlier terminated, the Option shall continue in effect (and, for purposes of vesting pursuant to Section 4, the Participant shall be deemed to continue to be providing Services) until the earlier of (i) two (2) years after the Participant’s Retirement (or, if later, the fifth anniversary of the Grant Date), and (ii) the expiration of the Option’s term pursuant to Section 3.  For purposes of this Agreement, “Retirement” shall mean termination of the Participant’s employment with the Company and its Affiliates, or a successor company (or a subsidiary or parent thereof) and their respective subsidiaries, other than for Cause (a) if (i) the Participant is then at least age 60 and (ii) the sum of the Participant’s age and years of continuous Service with the Company and its Affiliates is then equal to at least 70 or (b) if the Committee characterizes such termination as a “Retirement” for purposes of  this

Agreement.  For clarity, this Section 6(b) shall apply only to Participants who are Employees at the time of termination.

(c)Death.  Upon the Participant's death, unless the Option has earlier terminated, the Participant's executor or personal representative, the person to whom the Option shall have been transferred by will or the laws of descent and distribution, or such other permitted transferee, as the case may be, may exercise the Option in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within twelve (12) months after the date of the Participant's death or the end of the term of the Option pursuant to Section 3, whichever is earlier.

(d)Disability. In the event that the Participant ceases to provide Services by reason of Disability, unless the Option has earlier terminated, the Option may be exercised, in accordance with paragraph (a) of Section 5, to the extent vested, provided such exercise occurs within six (6) months after the date of Disability or the end of the term of the Option pursuant to Section 3, whichever is earlier. For purposes of this Agreement, “Disability” shall mean the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Committee in its discretion. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate and the Committee’s determination as to whether the Participant has incurred a Disability shall be final and binding on all parties concerned.

(e)Termination for Cause.  Upon termination by the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) of the Participant’s Service for Cause, unless the Option has earlier terminated, the Option shall immediately terminate in its entirety and shall thereafter not be exercisable to any extent whatsoever.  For purposes of this Agreement, except as otherwise provided in a written employment or severance agreement between the Participant and the Company or a severance plan of the Company covering the Participant (including a change in control severance agreement or plan), “Cause” shall mean: the commission of any act of fraud, embezzlement or dishonesty by Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof), or any other intentional misconduct by such person adversely affecting the business affairs of the Company or an Affiliate or a successor company (or a subsidiary or parent thereof) in a material manner.

(f)Automatic Extension of Exercise Period.  Notwithstanding any provisions of Section 3 or paragraphs (a), (b), (c) or (d) of this Section to the contrary, if on the last business day of the term of the Option under Section 3 or if following termination of Service and during any part of the time period set forth in the applicable paragraph of this Section (i) exercise of the Option is prohibited by applicable law or (ii) the Participant may not purchase or sell Shares due to a “black-out period” of a Company insider trading policy, the term of the Option under Section 3 or the time period to exercise the Option under Section 3 or paragraphs (a), (b), (c) or (d) of this Section, as applicable, shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or black-out period or (y) the end of the time period set forth in the applicable paragraph of this Section.

7.Good Leaver Following a Change in Control.

(a)Effect on Options.  If the Option is to be assumed by the successor corporation (or the parent thereof) in connection with a Change in Control (as defined in the Plan) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction, then none of the Options shall vest on an accelerated basis upon the occurrence of that Change in Control, and the Participant shall accordingly continue to vest the Options in one or more installments in accordance with the provisions of this Agreement. However, upon a termination of Participant’s employment due to reasons covered by sub-section (a) under section 6 (1), by section 6 (2) or by section 6 (4) of “Termination of Employment” in this Agreement within twelve (12) months following such Change in Control, all the Options shall automatically vest in full on an accelerated basis so that such Option shall immediately become exercisable and may be exercised for any or all of those option shares as vested shares.  The Option shall remain so exercisable until the Expiration Date.

8.Taxation according to Special Rules: By signing this Agreement, the Participant and Savara ApS (the “Danish Employer”) agrees that the Options covered by this Agreement, to the extent that Options are exercised, should be covered by Article 7P in the Danish Assessment Act, provided that the conditions to use Article 7P in the Danish Assessment Act are fulfilled.

Tax implications of the Participant are of no concern to the Danish Employer or the Company.

9.Miscellaneous.

(a)No Rights of Stockholder. The Participant shall not have any of the rights of a stockholder with respect to the Shares subject to this Option until such Shares have been issued upon the due exercise of the Option.

(b)No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award (including this Option), (b) any Shares issuable upon the exercise of this Option, or (c) the sale of any Shares issued upon exercise of this Option, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of this Option, (y) any Shares issuable upon exercise of this Option, or (z) the sale of any Shares issued upon exercise of this Option are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

(c)Nontransferability of Option. The Option shall be nontransferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant, the Option may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant's guardian or legal representative.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Option.

(d)Severability.  If any provision of this Agreement shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.

(e)Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, other than its conflict of laws principles.

(f)Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Participant by the Company (or, if applicable the Affiliate for whom Participant provides Services), or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth or at such other address as such party may designate in writing from time to time to the other party.  Notice by mail shall be deemed delivered on the date on which it is postmarked.

Mailed notices to the Company should be addressed to:

Savara Inc.
6836 Bee Cave Road
Building III, Suite 200
Austin, TX 78746
Attention: Chief Financial Officer

Mailed notice to the Participant should be addressed to the Participant at the Participant’s address as it appears on the records of the Company or the Affiliate for whom Participant is providing Services or a successor company (or a subsidiary or parent thereof).  The

Company or the Participant may by writing to the other party, designate a different address for notices.

The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Participant electronically.  In addition, if permitted by the Company, Participant may deliver electronically the Exercise Notice called for by paragraph (a) of Section 5 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

Participant acknowledges that Participant has read this paragraph (g) of Section 8 and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Exercise Notice, as described above.  Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by contacting the Company by telephone or in writing.  Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, Participant understands that Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Participant may revoke his or her consent to the electronic delivery of documents described above or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, Participant understands that he or she is not required to consent to electronic delivery of documents.

(h)Agreement Not a Contract.  This Agreement (and the grant of the Option) is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue as an employee or director of or consultant to the Company or any Affiliate or a successor company (or a subsidiary or parent thereof), or of the Company or any Affiliate or a successor company (or a subsidiary or parent thereof) to continue Participant’s Service as such an employee, director or consultant.

(i)Entire Agreement; Modification. This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto, and may be rescinded only by a written agreement signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

SAVARA INC.	Participant

By:
Signature
Title:

Name

SAVARA ApS:

By:

Title: